UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Colgate-Palmolive Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee previously paid with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.

	3)	Filing Party:

	4)	Date Filed:

[LETTER TO COLGATE-PALMOLIVE COMPANY STOCKHOLDERS]

IMPORTANT INFORMATION FOR STOCKHOLDERS

April 25, 2008

DEAR FELLOW COLGATE STOCKHOLDER:

You should have received materials and voting instructions for Colgate-Palmolive Company’s Annual Meeting of Stockholders to be held on May 8, 2008. Regardless of the number of shares you own, it is important that they are represented and voted at the annual meeting.

If you have not yet voted, please take a moment to vote your proxy at your earliest convenience. Voting instructions are included on the back of this letter. You should read carefully and consider the information contained in the Company’s Proxy Statement, as well as the additional information regarding the vote required for Proposal 3 that is included on the back of this letter. We must receive your voting instructions by 11:59 p.m., Eastern Daylight Time, on Wednesday, May 7, 2008.

Thank you for your response. We appreciate your support of Colgate-Palmolive Company and, if you are planning to attend the annual meeting, we look forward to seeing you soon.

Sincerely,

/s/ Andrew D. Hendry
Andrew D. Hendry
Senior Vice President,
General Counsel and Secretary

(Please see information on reverse)

VOTING INSTRUCTIONS

1.	Vote by Internet: Go to WWW.PROXYVOTE.COM. Have your 12-Digit Control Number when you access the web site and follow the simple instructions.

2.	Vote by Telephone: Call toll-free 1-800-690-6903. Have your 12-Digit Control Number when you call and follow the simple instructions.

3.	Vote by Mail: If you received a proxy card, please vote, sign, date and mail it without delay to ensure its receipt by 11:59 P.M. (Eastern Daylight Time) on May 7, 2008.

Note: If you have already voted, you may change your vote using any of these three methods, or by attending the meeting and voting in person (although if you are not a holder of record, you can only vote in person if you obtain a proxy from the record holder).

PROPOSALS REQUIRING YOUR VOTE

This year, three proposals are being presented for your vote:

1.	The election of directors;

2.	The ratification of the selection of the Company’s independent registered public accounting firm; and

3.	The amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock.

REQUIRED VOTE FOR PROPOSAL 3

Under Delaware law, the adoption of Proposal 3 requires the affirmative vote of a majority of the outstanding shares of Common Stock, voting separately as a class. This is in addition to the requirement that Proposal 3 receive the affirmative vote of a majority of the voting power of the outstanding shares of Common Stock and Series B Convertible Preference Stock voting together, as described in the Proxy Statement.